Exhibit 8.1

July 13, 2026

XCF Global, Inc.

3040 Post Oak Blvd., Floor 18, Suite 164
Houston, TX 77056

Re:	XCF Global, Inc. Registration Statement on Form S-4 – Certain U.S. Federal Income Tax Consequences

Ladies and Gentlemen:

We have acted as United States tax counsel to XCF Global, Inc., a Delaware corporation (the “Company”), in connection with transactions contemplated by the Business Combination Agreement, dated as of April 13, 2026 (as amended through the date hereof, the “BCA”), included as Annex A to the Registration Statement (as defined below), by and among the Company, DevvStream Corp., an Alberta corporation (“DevvStream”), Southern Energy Renewables Inc., a Louisiana corporation (“Southern”), Southern Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Southern Merger Sub”), and DevvStream Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“DevvStream Merger Sub”), pursuant to which, among other things, (i) prior to the Effective Time, DevvStream will domesticate as a Delaware corporation (the “Domestication”), and (ii) following the Domestication, at the Effective Time, (A) Southern Merger Sub will merge with and into Southern Energy, with Southern Energy surviving as a wholly-owned subsidiary of the Company (the “Southern Energy Merger”) and (B) DevvStream Merger Sub will merge with and into DevvStream, with DevvStream surviving as a wholly-owned subsidiary of the Company (the “DevvStream Merger” and, together with the Southern Energy Merger, the “Mergers”), in each case as described in the Registration Statement (as defined below). Capitalized terms not defined herein have the meanings specified in the BCA unless otherwise indicated.

This opinion is being delivered in connection with the Registration Statement on Form S-4 (Registration No. 333-296774 (as amended through the date hereof, the “Registration Statement”) initially filed by the Company on June 12, 2026, including the proxy statement/prospectus forming a part thereof (the “Proxy Statement/Prospectus”), relating to the transactions contemplated by the BCA.

You have requested our opinion concerning the discussion set forth in the section entitled “Certain U.S. Federal Income Tax Consequences” in the Registration Statement. In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, covenants and warranties contained in (i) the BCA (including any exhibits and schedules thereto), (ii) the Registration Statement, (iii) the Proxy Statement/Prospectus, (iv) the tax representation letters of the Company, DevvStream and Southern, each dated as of the date hereof and delivered to us for purposes of this opinion (the “Representation Letters”), and (v) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1. Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Domestication and the Effective Time, as applicable) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2. The Domestication and each of the Mergers will be consummated in the manner contemplated by, and in accordance with the provisions of, the BCA, the Registration Statement and the Proxy Statement/Prospectus, and the Domestication and the Mergers will be effective under the laws of State of Delaware, the State of Louisiana and the Province of Alberta, as applicable;

3. All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the Effective Time, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Domestication or the Effective Time, as applicable;

4. Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified or that are based upon any person’s “belief,” “expectation” or similar qualification are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, in each case without such qualification; and

5. The parties to the BCA have complied with and, if applicable, will continue to comply with, the covenants contained in the BCA, the Registration Statement and the Proxy Statement/Prospectus.

Based upon and subject to the foregoing, and subject to the qualifications, exceptions, assumptions and limitations stated in the Registration Statement and the Proxy Statement/Prospectus, we confirm that the statements set forth in the Registration Statement under the heading “Certain U.S. Federal Income Tax Consequences”, insofar as they address the material U.S. federal income tax considerations of the (i) Domestication to U.S. holders and non-U.S. holders (each as defined in the Registration Statement) of DevvStream Shares, (ii) Mergers to U.S. holders and non-U.S. holders (each as defined in the Registration Statement) of DevvStream Shares and Southern Energy Shares, and (iii) ownership and disposition of the Company Common Shares received in the Mergers, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1. This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the U.S. Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the Domestication, the Mergers or the ownership and disposition of the Company Common Shares received in the Mergers. We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the validity of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2. No opinion is expressed as to any transaction other than the Domestication and the Mergers as described in the BCA and Registration Statement or to any matter whatsoever, including the Domestication or the Mergers, if, to the extent relevant to our opinion, either all the transactions described in the BCA are not consummated in accordance with the terms of the BCA and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied, including in the Registration Statement, the Proxy Statement/Prospectus, and the Representation Letters, are not true and accurate at all relevant times.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

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